Exhibit 99.1 FOR IMMEDIATE RELEASE December 19, 2016 Contact: Investor Relations - (301) 968-9310 American Capital Senior Floating Announces Appointment of Ivy Hill as New Manager Bethesda, MD – December 19, 2016 - American Capital Senior Floating, Ltd. (NASDAQ: ACSF) (“ACSF” or the “Company”), announced today that its Board of Directors has approved the appointment of Ivy Hill Asset Management, L.P. (“Ivy Hill”), a wholly-owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”), as the Company’s new external manager, effective upon the acquisition of American Capital, Ltd. (NASDAQ: ACAS) (“ACAS”) by ARCC. At present, the Company is externally managed by American Capital ACSF Management, LLC (“ACSF Management”), a wholly-owned affiliate of ACAS. ARCC and ACAS have announced that their acquisition transaction is expected to close as early as the first week of January 2017. The Company’s Board of Directors approved both interim and regular management agreements with Ivy Hill, as permitted under applicable SEC rules, and an administration agreement with Ares Operations LLC. The management agreements will be submitted to the shareholders of the Company for ratification at a special shareholder meeting during the first half of 2017. ACSF also announced that at its annual meeting of shareholders held on December 16, 2016, its shareholders approved the reelection of each member of the Company’s Board of Directors and the appointment of Ernst & Young LLP as the Company’s auditors. However, ACSF failed to obtain a quorum of outstanding shares in respect of proposals to amend and restate the Company’s management agreement with ACSF Management (the “ACSF Management Agreement”) and to ratify and approve certain payments previously made to ACSF Management, even though each proposal received the favorable vote of at least 85% of the shareholders who did cast votes. The amendment and restatement of the ACSF Management Agreement would have had the effect of extending for an additional five years an existing limit on certain of the Company’s expenses generally equal to 0.75% of the Company’s consolidated net assets. The limit had Two Bethesda Metro Center 14th Floor Bethesda MD 20814 (301) 968-9310 www.ACSF.com IR@ACSF.com

expired in January 2016, but ACSF had voluntarily extended the limit through the annual meeting. ACSF Management has informed the Company’s Board of Directors that it will further voluntarily extend the limit until the termination of ACSF Management Agreement at the time of the ACAS sale to ARCC. The new management agreement with Ivy Hill does not have a similar expense limit. ABOUT AMERICAN CAPITAL SENIOR FLOATING, LTD. American Capital Senior Floating, Ltd. (NASDAQ: ACSF) is a non-diversified closed-end investment management company that invests primarily in senior first lien and second lien floating rate loans to large-market U.S. based companies ("Senior Floating Rate Loans") and in debt and equity tranches of collateralized loan obligations collateralized by Senior Floating Rate Loans. The Company has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company is externally managed by American Capital ACSF Management, LLC, an indirect subsidiary of American Capital Asset Management, LLC, a wholly-owned portfolio company of American Capital, Ltd. For further information, please refer to www.ACSF.com. ADDITIONAL INFORMATION This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.